Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS SECOND QUARTER
2011 RESULTS
TEMPE, AZ — August 3, 2011 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter ended June 30, 2011.
Second Quarter Highlights
For the second quarter of 2011 compared to the second quarter of 2010:
•	Net sales increased 16% to $1.47 billion.
•	Gross profit increased 17% to $204.2 million.
•	Earnings from operations increased 22% to $54.4 million, or 3.7% of net sales.
•	Net earnings increased 31% to $35.3 million.
•	Diluted earnings per share increased 29% to $0.75.
•	Repurchased approximately 873,000 shares of our common stock for $14.1 million (an average price of $16.20 per share).
“Strong execution supported by continued favorable market conditions enabled us to deliver a fifth consecutive quarter of double digit growth,” stated Ken Lamneck, President and Chief Executive Officer. “We remain focused on growing sales faster than the market in 2011 while continuing to drive operational efficiencies throughout our business.”
SEGMENT OVERVIEW
In North America, net sales were $989.3 million for the second quarter of 2011, up 14% from the second quarter of 2010. Net sales of hardware, software and services increased 17%, 9% and 23%, respectively, year over year. Gross profit of $132.1 million was up 10% year over year with gross margin decreasing 40 basis points to 13.4% from 13.8% in the second quarter of 2010. Selling and administrative expenses in North America in the second quarter of 2011 were up $8.6 million, or 10%, compared to the second quarter of 2010. Selling and administrative expenses in the three months ended June 30, 2010 were reduced by $2.9 million upon the collection of a single account receivable which the Company had previously specifically reserved as doubtful. The North America segment had $1.1 million, $689,000 net of tax, of severance and restructuring expenses during the second quarter of 2011 compared to $943,000, $581,000 net of tax, of severance and restructuring expenses during the second quarter of 2010. As a result, earnings from operations in North America were $36.0 million, or 3.6% of net sales, in the second quarter of 2011, compared to $32.3 million, or 3.7% of net sales, in the second quarter of 2010.
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Insight Enterprises, Inc.       6820 South Harl Avenue       Tempe, Arizona 85283       480-902-1001       FAX 480-760-8958

Insight Q2 2011 Results, Page 2	August 3, 2011
The Company’s EMEA operating segment reported net sales of $402.9 million for the second quarter of 2011, up 12% in U.S. dollars compared to the second quarter of 2010. Excluding the effects of foreign currency movements, net sales were flat year to year. Net sales of hardware, software and services increased 7%, 14% and 43%, respectively, year over year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware sales decreased 2%, while software and services sales increased 1% and 27%, respectively, compared to the second quarter of 2010. Gross profit of $59.9 million was up 29% in U.S. dollars, 15% excluding the effects of foreign currency movements, while gross margin increased 200 basis points to 14.9% for the second quarter of 2011 from 12.9% in the second quarter of 2010. Selling and administrative expenses in EMEA in the second quarter of 2011 were up 22%, or $8.1 million, compared to the second quarter of 2010 in U.S. dollars and, excluding the effects of foreign currency movements, were up 10% year over year. EMEA recorded $2.3 million, $1.6 million net of tax, of severance and restructuring expenses during the second quarter of 2011, compared to $375,000, $263,000 net of tax, of severance and restructuring expenses for the second quarter of 2010. As a result, earnings from operations in EMEA were $13.0 million, or 3.2% of net sales, in the second quarter of 2011 compared to $9.6 million, or 2.7% of net sales, in the second quarter of 2010.
The Company’s APAC operating segment reported net sales of $76.8 million for the second quarter of 2011, up 82% from the second quarter of 2010 in U.S. dollars, 55% excluding the effects of foreign currency movements. Gross profit was $12.2 million, an increase of 58% year over year in U.S. dollars, 34% excluding the effects of foreign currency movements, while gross margin decreased to 15.9% for the second quarter of 2011 from 18.2% in the second quarter of 2010. Selling and administrative expenses in APAC increased 36% year over year in U.S. dollars, 16% excluding the effects of foreign currency movements. As a result, earnings from operations in APAC were $5.4 million, or 7.0% of net sales, in the second quarter of 2011, compared to $2.7 million, or 6.5% of net sales, in the second quarter of 2010.
Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current quarter.
Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.
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Insight Enterprises, Inc.       6820 South Harl Avenue       Tempe, Arizona 85283       480-902-1001       FAX 480-760-8958

Insight Q2 2011 Results, Page 3	August 3, 2011
UPDATED GUIDANCE
Due to strong execution and favorable market conditions, the Company’s results in the second quarter exceeded internal expectations, and for the first half of 2011, the Company is ahead of plan. As a result, for the full year of 2011, the Company now expects diluted earnings per share to be between $1.90 and $1.98, excluding severance and restructuring expenses incurred during the year. This outlook includes the following assumptions:
•	the completion of the Company’s $50 million share repurchase authorization in the second half of the year;
•	the effect of partner program changes expected to occur in the fourth quarter of 2011; and
•	an effective tax rate between 36% and 39% for the second half of the year.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss second quarter 2011 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-866-804-6924 if located in the U.S., 857-350-1670 for international callers, and enter the access code 50465706.
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Insight Enterprises, Inc.       6820 South Harl Avenue       Tempe, Arizona 85283       480-902-1001       FAX 480-760-8958

Insight Q2 2011 Results, Page 4	August 3, 2011
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% change	2011	2010	% change
Insight Enterprises, Inc.
Net sales	$1,468,960	$1,266,913	16%	$2,688,856	$2,301,534	17%
Gross profit	$204,179	$173,805	17%	$366,659	$318,850	15%
Earnings from operations	$54,388	$44,657	22%	$77,243	$61,920	25%
Net earnings	$35,348	$26,914	31%	$48,415	$36,079	34%
Diluted EPS	$0.75	$0.58	29%	$1.03	$0.77	34%

North America
Net sales	$989,323	$865,501	14%	$1,836,362	$1,553,795	18%
Gross profit	$132,139	$119,624	10%	$241,599	$218,571	11%
Earnings from operations	$36,026	$32,315	11%	$52,584	$46,399	13%

EMEA
Net sales	$402,879	$359,210	12%	$739,856	$676,503	9%
Gross profit	$59,858	$46,483	29%	$107,073	$87,744	22%
Earnings from operations	$12,966	$9,617	35%	$18,926	$12,408	53%

APAC
Net sales	$76,758	$42,202	82%	$112,638	$71,236	58%
Gross profit	$12,182	$7,698	58%	$17,987	$12,535	43%
Earnings from operations	$5,396	$2,725	98%	$5,733	$3,113	84%

	North America			EMEA			APAC
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30,			June 30,			June 30,
			%			%			%
Sales Mix	2011	2010	change*	2011	2010	change*	2011	2010	change*
Hardware	62%	61%	17%	26%	27%	7%	1%	1%	29%
Software	32%	33%	9%	72%	72%	14%	97%	96%	85%
Services	6%	6%	23%	2%	1%	43%	2%	3%	(2%)

	100%	100%	14%	100%	100%	12%	100%	100%	82%

*	Represents growth/decline in category net sales on a dollar basis.
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Insight Enterprises, Inc.       6820 South Harl Avenue       Tempe, Arizona 85283       480-902-1001       FAX 480-760-8958

Insight Q2 2011 Results, Page 5	August 3, 2011
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expectations about the amount of its 2011 diluted earnings per share, the Company’s plans related to share repurchases, the effect and timing of partner program changes and the Company’s effective tax rate for the second half of the year, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010:
•	the Company’s reliance on partners for product availability and competitive products to sell as well as the Company’s competition with its partners;
•	the Company’s reliance on partners for marketing funds and purchasing incentives;
•
disruptions in the Company’s information technology (“IT”) systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s information technology systems;

•	general economic conditions, including concerns regarding the Company’s ability to collect its accounts receivable and client credit constraints;
•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;
•	changes in the IT industry and/or rapid changes in product standards;
•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;
•	stockholder litigation and regulatory proceedings related to the restatement of the Company’s consolidated financial statements;
•	the availability of future financing and the Company’s ability to access and/or refinance its credit facilities;
•	the security of the Company’s electronic and other confidential information;
•	the variability of the Company’s net sales and gross profit;
•	the risks associated with the Company’s international operations;
•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•	the Company’s dependence on key personnel; and
•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.       6820 South Harl Avenue       Tempe, Arizona 85283       480-902-1001       FAX 480-760-8958

Insight Q2 2011 Results, Page 6	August 3, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net sales	$1,468,960	$1,266,913	$2,688,856	$2,301,534
Costs of goods sold	1,264,781	1,093,108	2,322,197	1,982,684

Gross profit	204,179	173,805	366,659	318,850
Operating expenses:
Selling and administrative expenses	146,386	127,830	285,487	255,541
Severance and restructuring expenses	3,405	1,318	3,929	1,389

Earnings from operations	54,388	44,657	77,243	61,920
Non-operating (income) expense:
Interest income	(400)	(179)	(758)	(306)
Interest expense	1,644	1,691	3,456	4,058
Net foreign currency exchange (gain) loss	(686)	404	(1,164)	613
Other expense, net	383	403	789	749

Earnings before income taxes	53,447	42,338	74,920	56,806
Income tax expense	18,099	15,424	26,505	20,727

Net earnings	$35,348	$26,914	$48,415	$36,079

Net earnings per share:
Basic	$0.76	$0.58	$1.04	$0.78

Diluted	$0.75	$0.58	$1.03	$0.77

Shares used in per share calculations:
Basic	46,609	46,238	46,559	46,156

Diluted	47,052	46,739	47,117	46,691

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Insight Enterprises, Inc.       6820 South Harl Avenue       Tempe, Arizona 85283       480-902-1001       FAX 480-760-8958

Insight Q2 2011 Results, Page 7	August 3, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$115,203	$123,763
Accounts receivable, net	1,256,014	1,135,951
Inventories	117,989	106,734
Inventories not available for sale	39,410	50,677
Deferred income taxes	21,533	23,283
Other current assets	32,148	49,289

Total current assets	1,582,297	1,489,697

Property and equipment, net	138,943	141,399
Goodwill	16,474	16,474
Intangible assets, net	64,477	69,081
Deferred income taxes	70,952	73,796
Other assets	15,107	12,836

	$1,888,250	$1,803,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$886,747	$881,688
Accrued expenses and other current liabilities	184,672	187,457
Current portion of long-term debt	1,007	997
Deferred revenue	53,993	67,373

Total current liabilities	1,126,419	1,137,515

Long-term debt	142,113	91,619
Deferred income taxes	4,680	5,011
Other liabilities	23,232	24,167

	1,296,444	1,258,312

Stockholders’ equity:
Preferred stock	—	—
Common stock	459	463
Additional paid-in capital	372,790	377,277
Retained earnings	190,691	149,349
Accumulated other comprehensive income — foreign currency translation adjustments	27,866	17,882

Total stockholders’ equity	591,806	544,971

	$1,888,250	$1,803,283

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Insight Enterprises, Inc.       6820 South Harl Avenue       Tempe, Arizona 85283       480-902-1001       FAX 480-760-8958

Insight Q2 2011 Results, Page 8	August 3, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net earnings	$48,415	$36,079
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	19,125	19,020
Provision for losses on accounts receivable	2,254	(423)
Write-downs of inventories	4,432	2,764
Write-off of computer software development costs	1,390	—
Non-cash stock-based compensation	3,823	2,862
Excess tax benefit from employee gains on stock-based compensation	(1,541)	(908)
Deferred income taxes	3,768	6,572
Changes in assets and liabilities:
Increase in accounts receivable	(93,498)	(49,556)
Increase in inventories	(4,002)	(2,146)
Decrease (increase) in other current assets	17,691	(4,184)
Increase in other assets	(1,832)	(3,344)
Increase in accounts payable	18,556	153,368
Decrease in deferred revenue	(14,779)	(3,848)
Decrease in accrued expenses and other liabilities	(7,220)	(27,218)

Net cash (used in) provided by operating activities	(3,418)	129,038

Cash flows from investing activities:
Payment of additional purchase price consideration for Calence	—	(5,123)
Purchases of property and equipment	(10,395)	(8,311)

Net cash used in investing activities	(10,395)	(13,434)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	661,000	514,000
Repayments on senior revolving credit facility	(610,000)	(580,000)
Borrowings on accounts receivable securitization financing facility	—	25,000
Repayments on accounts receivable securitization financing facility	—	(25,000)
Payments on capital lease obligation	(496)	(435)
Net repayments under inventory financing facility	(37,975)	(8,123)
Proceeds from sales of common stock under employee stock plans	23	35
Excess tax benefit from employee gains on stock-based compensation	1,541	908
Payment of payroll taxes on stock-based compensation through shares withheld	(2,522)	(1,246)
Repurchases of common stock	(14,149)	—

Net cash used in financing activities	(2,578)	(74,861)

Foreign currency exchange effect on cash flows	7,831	(10,669)

(Decrease) increase in cash and cash equivalents	(8,560)	30,074
Cash and cash equivalents at beginning of period	123,763	68,066

Cash and cash equivalents at end of period	$115,203	$98,140

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Insight Enterprises, Inc.       6820 South Harl Avenue       Tempe, Arizona 85283       480-902-1001       FAX 480-760-8958